Exhibit 99.1

NEWS RELEASE

Contacts:
R. Jeffrey Williams	Scott Brittain
Chief Financial Officer	Corporate Communications Inc.
O’Charley’s Inc.	(615) 254-3376 ext. 308
(615) 782-8982

O’CHARLEY’S INC. TO MERGE WITH SUBSIDIARY OF

FIDELITY NATIONAL FINANCIAL

Purchase Price of $9.85 per Share in Cash Represents 42% Premium

NASHVILLE, Tenn., Feb. 6, 2012 — O’Charley’s Inc. (NASDAQ: CHUX) today announced that it has signed a definitive agreement with Fidelity National Financial, Inc. (NYSE:FNF) related to FNF’s acquisition of all the outstanding shares of the Company’s common stock for $9.85 per share, representing a total equity value of approximately $221 million on a fully diluted basis. The purchase price represents a premium of approximately 42% to the Company’s closing stock price of $6.92 on February 3, 2012 and a premium of approximately 57% to the 20-day average trading price of $6.27. The transaction was unanimously approved by the boards of directors of both companies.

David W. Head, president and chief executive officer of O’Charley’s Inc., said, “This transaction provides a number of benefits, including, for our shareholders, a substantial and immediate cash value for their shares. We believe FNF’s expertise and commitment to long-term growth will enable O’Charley’s Inc. to complete its turnaround and achieve its growth objectives, benefiting our employees, guests, business partners and other stakeholders.”

FNF Chairman William P. Foley II, added, “We have been seeking an investment in a larger, scalable, strategic restaurant operating company to complement our successful investment in American Blue Ribbons Holdings LLC (“ABRH”). With more than 340 restaurants and over $800 million in revenues, O’Charley’s is an attractive company with three proven restaurant concepts in O’Charley’s, Ninety Nine and Stoney River. There is a real opportunity to continue to improve the operating performance at O’Charley’s and to build on their current momentum. We look forward to having the ABRH and O’Charley’s teams working toward that end. ABRH operates more than 220 company-owned restaurants, 63 franchised restaurants and generates approximately $460 million in annual revenue. We look forward to the successful completion of the tender offer and to welcoming all of the O’Charley’s concepts and employees to the FNF restaurant family.”

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O’Charley’s Inc. to Merge with Subsidiary of Fidelity National Financial

February 6, 2012

Under the terms of the definitive agreement, FNF will commence a tender offer for all the outstanding shares of the Company that FNF does not own no later than February 24, 2012. The closing of the tender offer is conditioned on the tender of a number of O’Charley’s Inc. shares that, together with shares owned by FNF, represents at least a majority of the total number of Company shares outstanding; the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and other customary closing conditions. The transaction is not subject to a financing condition. Upon the completion of the tender offer, FNF will acquire all remaining shares of the Company’s stock through a second-step merger that will result in all shares not tendered in the tender offer being converted into the right to receive $9.85 per share in cash, the same consideration per share as paid in the tender offer. The transaction is targeted to close in the second quarter of 2012, assuming execution of the tender process and satisfaction of the conditions to closing.

Under the terms of the definitive agreement, the Company may solicit superior proposals from third parties through March 6, 2012. It is not anticipated that any developments will be disclosed with regard to this process unless the Company’s Board of Directors makes a decision with respect to a potential superior proposal. There are no guarantees that this process will result in a superior proposal.

Evercore Partners is acting as the exclusive financial advisor to the Company, and Bass, Berry & Sims PLC is acting as the Company’s legal advisor.

Cancellation of Scheduled Conference Call

In light of the definitive agreement and pending tender offer, the Company has cancelled its previously announced conference call to discuss its financial results for the fourth quarter of 2011, which was scheduled for 9:00 a.m. Eastern Time on February 7, 2012.

About O’Charley’s Inc.

O’Charley’s Inc., headquartered in Nashville, Tennessee, is a multi-concept restaurant company that operates or franchises a total of 342 restaurants under three brands: O’Charley’s, Ninety Nine Restaurant, and Stoney River Legendary Steaks. The O’Charley’s concept includes 227 restaurants in 18 states in the Southeast and Midwest, including 221 company-owned and operated O’Charley’s restaurants, and 6 restaurants operated by franchisees. The menu, with an emphasis on fresh preparation, features several specialty items, such as hand-cut and aged USDA choice steaks, a variety of seafood and chicken, freshly baked yeast rolls, fresh salads with special-recipe salad dressings and signature caramel pie. The Ninety Nine concept includes 105 restaurants throughout New England and upstate New York. Ninety Nine has earned a strong reputation as a friendly, comfortable place to gather and enjoy great American food and drink at a terrific price. The menu features a wide selection of appetizers, salads, sandwiches, burgers, entrees and desserts. The Stoney River Legendary Steaks concept includes 10 restaurants in six

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O’Charley’s Inc. to Merge with Subsidiary of Fidelity National Financial

February 6, 2012

states in the Southeast and Midwest. This steakhouse concept appeals to both upscale casual-dining and fine-dining guests by offering high-quality food and attentive customer service typical of high-end steakhouses, but at more moderate prices.

Additional Information

The tender offer for the outstanding common stock of the Company referred to in this press release has not yet commenced. This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. At the time the offer is commenced, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the Securities and Exchange Commission, and thereafter the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. These materials will contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials will be sent free of charge to all stockholders of record of the Company when available. In addition, all of these materials (and all other materials filed by the Company with the Securities and Exchange Commission) will be available at no charge from the Securities and Exchange Commission through its website at www.sec.gov. Free copies of these materials may also be obtained from the Company’s website at www.ocharleysinc.com by clicking on the “Investor Relations” tab; by directing a request to O’Charley’s Inc., 3038 Sidco Drive, Nashville, Tennessee 37204, Attn: Investor Relations; or by calling R. Jeffrey Williams, the Company’s Chief Financial Officer, at (615) 782-8982.

Forward Looking Statements

This press release contains forward-looking statements relating to the potential acquisition of O’Charley’s Inc. by Fidelity National Financial, Inc., including the expected date of closing of the acquisition and the potential benefits of the transaction. These statements are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The actual results of the transaction could vary materially as a result of a number of factors, including: uncertainties as to how many of the Company’s shareholders will tender their stock in the offer; the possibility that competing offers will be made; the effects of disruptions from the transaction; the risk of shareholder litigation in connection with the transaction and any related significant costs of defense, indemnification and liability; and the possibility that various closing conditions for the transaction may not be satisfied or waived. Other factors that may cause actual results to differ materially include those set forth in the reports that the Company files from time to time with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended December 26, 2010 and quarterly and current reports on Form 10-Q and 8-K, as well as the solicitation/recommendation statement on Schedule 14D-9 to be filed by the Company. These forward-looking statements reflect the Company’s expectations as of the date of this press release. The Company undertakes no obligation to update the information provided herein.

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